Exhibit 99.1

CONSENT OF TRUIST SECURITIES, INC.

Cole Office & Industrial REIT (CCIT II), Inc.

2398 East Camelback Road, 4th Floor

Phoenix, Arizona 85016

Attention: Special Committee of the Board of Directors

RE:

Proxy Statement of Cole Office & Industrial REIT (CCIT II), Inc. (“CCIT II”) and Prospectus of CIM Real Estate Finance Trust, Inc. (“CMFT”), which forms part of the Registration Statement on Form S-4 of CMFT (the “Registration Statement”).

Members of the Special Committee:

We hereby consent to the inclusion of our opinion letter, dated August 30, 2020, to the Special Committee of the Board of Directors of CCIT II as Annex C to the Proxy Statement/Prospectus included in the Registration Statement filed with the Securities and Exchange Commission today and the references to our firm and our opinion, including the quotation or summarization of such opinion, in such Registration Statement, under the headings “SUMMARY – Opinion of the CCIT II Special Committee’s Financial Advisor,” “THE CCIT II MERGER – Background of the CCIT II Merger,” “THE CCIT II MERGER – Recommendation of the CCIT II Board and Its Reasons for the CCIT II Merger” and “THE CCIT II MERGER – Opinion of the CCIT II Special Committee’s Financial Advisor.” The foregoing consent applies only to the Registration Statement being filed with the Securities and Exchange Commission today and not to any amendments or supplements to the Registration Statement, and our opinion is not to be filed with, included in or referred to in whole or in part in any other registration statement (including any amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Dated: October 2, 2020

TRUIST SECURITIES, INC.

/s/ Truist Securities, Inc.